Exhibit 99.1

Atlas Technical Consultants, Inc. Announces Withdrawal of Proposed Offering of Class A Common Stock

AUSTIN, Texas – (BUSINESS WIRE) – August 14, 2020 – Atlas Technical Consultants, Inc. (NASDAQ: ATCX) (“Atlas” or the “Company” ), a leading provider of professional testing, inspection, engineering, program management and consulting services, announced today that it has withdrawn the public offering of its shares of Class A common stock due to stock market conditions.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Atlas Technical Consultants

Headquartered in Austin, Texas, Atlas is a leading provider of professional testing, inspection engineering and consulting services under the name Atlas Technical Consultants, offering solutions to public and private sector clients in the transportation, commercial, water, government, education and industrial markets. With more than 140 offices in 40 states and 3,200+ employees, Atlas provides a broad range of mission-critical technical services, helping clients test, inspect, certify, plan, design and manage a wide variety of projects across diverse end markets. For more information, go to https://www.oneatlas.com.

Forward-Looking Statements

This press release contains certain forward-looking statements, including but not limited to, statements relating to the Company’s previously contemplated public offering. Forward-looking statements are based on the Company’s current expectations and assumptions. The Private Securities Litigation Reform Act of 1995 provides a safe-harbor for forward-looking statements. These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms, including without limitation, risks related to customary closing conditions or other risks discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, as updated by its Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 and in the preliminary prospectus related to the proposed offering filed with the SEC. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts:

Investor Relations
512-851-1507
ir@oneatlas.com